Exhibit 5.1

FIRST TENNESSEE BUILDING 165 MADISON AVENUE SUITE 2000 MEMPHIS, TENNESSEE 38103 PHONE: 901.526.2000 FAX: 901.577.2303
www.bakerdonelson.com

July 1, 2015

NN, Inc.

207 Mockingbird Lane

Johnson City, Tennessee 37604

Re:	NN, Inc.

Registration Statement on Form S-3 (Registration No. 333-201274)

Ladies and Gentlemen:

We have acted as counsel to NN, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-3, Registration No. 333-201274 (the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the related Prospectus Supplement filed with the Commission on June 26, 2015 (the “Prospectus Supplement”), relating to the offering (the “Offering”) 7,590,000 shares of common stock, par value $0.01 per share, of the Company, inclusive of 990,000 shares of common stock for an over-allotment option (the “Shares”), being offered by the Company pursuant to the Underwriting Agreement, dated June 25, 2015, among the Company and KeyBanc Capital Markets Inc., as the representative of the underwriters named therein (the “Underwriting Agreement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus Supplement, other than as expressly stated herein with respect to the issuance of the Shares.

In connection with this opinion, we have examined and relied upon the Registration Statement and the Prospectus Supplement, the Underwriting Agreement, the Company’s Restated Certificate of Incorporation, as amended from time to time, the Company’s Restated By-Laws, that certain Opinion Certificate dated as of the date hereof and delivered by William C. Kelly, Vice President—Chief Administrative Officer of the Company, and originals or copies certified to our satisfaction of such other records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

In our aforesaid examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. We have also assumed the accuracy, completeness and authenticity of the foregoing certifications of officers and statements of fact, on which we are relying, and have made no independent investigations thereof. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Based upon and subject to the foregoing and the other assumptions and qualifications set forth herein, it is our opinion that, as of the date hereof, the Shares to be issued have been duly authorized, and when the Shares shall have been issued by the Company against payment therefor and duly registered on the books of the transfer agent and registrar in the name or on behalf of the purchasers, will be validly issued, fully paid and nonassessable.

ALABAMA  •  FLORIDA  •  GEORGIA  •  LOUISIANA  •   MISSISSIPPI  •  TENNESSEE  •  TEXAS  •  WASHINGTON, D.C.

NN, Inc.

July 1, 2015

This opinion also is subject to the following qualifications:

(a)	Our opinions as set forth herein are limited in all respects to the federal laws of the United States of America and, to the extent applicable, the General Corporation Law of the State of Delaware. No opinion is given regarding the laws of any other jurisdiction.

(b)	We express no opinion with respect to the registration or qualification of the Securities under any state securities or “Blue Sky” laws.

(c)	This letter is strictly limited to those matters expressly addressed herein. We express no opinion as to any matter not specifically stated to be and numbered above as an opinion.

(d)	This letter is rendered as of the date hereof and we assume no responsibility to update this letter for any changes in applicable law occurring after the date hereof.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K, to be filed on July 1, 2015. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

BAKER, DONELSON, BEARMAN, CALDWELL & BERKOWITZ, PC, a professional corporation

By:	/s/ Matthew S. Heiter
Matthew S. Heiter
Authorized Representative